Exhibit 10.41
LEASE AGREEMENT
1. PARTIES.
     This Lease Agreement (this “Lease”) made this 31st day of May, 2008, by and between AF Limited Partnership (hereinafter referred to as “Landlord”) and Old Line Bank (hereinafter referred to as “Tenant”).
WITNESSETH:
2. PREMISES.
     In consideration of the rents and covenants set forth herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, a store unit described as follows: 167-U Jennifer Road, Annapolis, Maryland, County of Anne Arundel (hereinafter referred to as the “Premises”), in the Jennifer Square Shopping Center (hereinafter referred to as the “Shopping Center”). The Premises contain approximately 1,620 square feet of floor area (computed from measurements to the exterior of outside walls of the building and to the center of interior walls). Said Premises are shown crosshatched on Exhibit A attached hereto and by this reference incorporated herein.
     Together with the Premises demised hereby, Landlord grants to Tenant a non-exclusive right of use, in common with others, of the parking areas, roadways, means of ingress and egress and service areas of the Shopping Center. Tenant acknowledges that Landlord has the right and power to manage and operate the common areas, including all sidewalks and means of exit and entrance and approaches thereto within the Shopping Center, and the Landlord shall at all times have the right, in Landlord’s sole and absolute discretion, to determine and change the common areas and parking plan for the Shopping Center, and the arrangement of entrances, exits and approaches thereto, providing same meets governmental codes.
3. TERM.
     The Lease commences, as hereinafter specified, and, unless sooner terminated as provided in this Lease, shall continue for a term (hereinafter referred to as “Term”) of approximately five (5) years and three (3) months, plus that part of the month, if any, from the date of commencement of the Term to the first day of the first full calendar month in the Term.
     Each of the parties hereto agrees that the commencement and termination dates of the Term are as follows:
          Lease Commencement: See Paragraph 1 of the Addendum
          Lease Termination: See Paragraph 1 of the Addendum
4. USE; RADIUS RESTRICTION.
     Tenant shall use the Premises for the purposes more particularly set forth in Paragraph 2 of the Addendum to Lease, and for no other purpose. Tenant agrees to operate its business under the trade name Old Line Bank, or, upon thirty (30) days prior written notice to Landlord, any other trade name adopted by Tenant for the majority of its branches, and no other trade name without the prior written consent of Landlord.
     Notwithstanding anything in this Lease to the contrary, if, at any time during the Term of this Lease (or any options or extensions thereof), Tenant displays any items in, sells any items from, and/or operates any business from the Premises that (i) is not specifically authorized by the terms of this Lease, and/or (ii) is prohibited by the terms of the attached Exhibit B, then Tenant agrees to pay Landlord, in addition to all other sums due under this Lease, as additional rent (“Use Violation Additional Rent”) an amount equal to $200.00 per day for each day that elapses from the date Landlord notifies Tenant of such violation until the date that such violation ceases to occur.
5. POSSESSION. See Paragraph 3 of the Addendum
     Tenant shall accept the Premises in its “As-Is” physical condition and subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises. Landlord shall have no responsibilities with respect to the condition of the Premises and/or the equipment serving the Premises and the repair and maintenance of all the foregoing items shall be Tenant’s responsibility. Tenant represents that Tenant has carefully inspected the Premises (and all equipment serving the Premises). Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representation or warranty of any kind as to the present or future adequacy and/or suitability of the Premises (or the equipment serving the Premises) for Tenant’s intended use. Tenant shall be responsible at its sole risk and expense for obtaining any required construction, occupancy or other permits. Tenant shall use best efforts to obtain all such permits prior to Lease Commencement and shall furnish Landlord with a copy of all such permits prior to commencing business from the Premises. Landlord shall have no obligation to do any work in the Premises and Landlord shall bear no cost or expense whatsoever in connection with the modification, alteration or repair of the Premises.

     Possession of the Premises is to be delivered by Landlord to Tenant on or before five (5) business days after the execution by Landlord of this Lease Agreement (hereinafter the “Estimated Possession Date”). Upon the date that Landlord is in the position to deliver possession of the Premises to Tenant (the “Possession Date”), Tenant agrees to accept possession of the Premises and to proceed diligently to perform all work reasonably necessary in order to allow Tenant to operate its business in the Premises as set forth in Paragraph 4 of this Lease, including, without limitation, the installation of all fixtures, furniture and equipment. All work performed in the Premises, including any alterations and improvements, shall be subject to Landlord’s prior written consent, shall be made at Tenant’s sole cost and expense and shall be performed in accordance with the requirements of Paragraph 21 of this Lease. Tenant shall indemnify Landlord and hold Landlord harmless from any and all claims or liability arising from Tenant’s occupancy of and work in the Premises (including, without limitation, any work to the roof). Any work by Tenant causing venting, opening, sealing, waterproofing or any altering of the roof shall be performed by Landlord’s roofing contractor at Tenant’s expenses. Tenant shall provide Landlord with a certificate from Landlord’s roofing contractor that all of Tenant’s work which may, in any manner, alter the roof, has been properly performed and has not negated any roof warranties. On or before the Possession Date, Tenant shall obtain the insurance coverage required by Paragraph 15 of this Lease and Tenant shall provide Landlord with proof of such coverage. Tenant shall pay all charges for utilities furnished to the Premises after the Possession Date. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Estimated Possession Date. Landlord’s non-delivery of the Premises to Tenant on that date shall not affect the Lease or the obligations of Tenant under the Lease. If Landlord does not deliver possession of the Premises to Tenant within ninety (90) days after the Estimated Possession Date (the “Outside Possession Date”), Tenant may elect to cancel the Lease by giving written notice to Landlord within ten (10) days after the Outside Possession Date. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other and Landlord shall refund to Tenant any rental deposit and security deposit paid hereunder. If Tenant does not give such notice, Tenant’s right to cancel the Lease shall expire and the Lease Term shall commence on the Possession Date.
6. RENTAL DEPOSIT.
     Upon the execution of the Lease, Tenant shall deposit with Landlord the sum of six thousand two hundred fifty-four and 69/100 dollars ($6,254.69). Upon Lease Commencement, such sum shall be applied by Landlord toward the first rental payments due under the Lease. If the Term of the Lease does not commence for any reason whatsoever (other than Landlord’s failure to deliver possession of the Premises to Tenant), the rental deposit shall be retained by and become the exclusive property of Landlord, and shall be deemed consideration to Landlord for the reservation of the Premises for Tenant’s use and the retention of such sum by Landlord shall not be construed as a settlement of any additional claim Landlord may have against Tenant.
7. SECURITY DEPOSIT.
     Upon the execution of the Lease, Tenant shall deposit with Landlord the sum of six thousand two hundred fifty-four and 69/100 dollars ($6,254.69) to be held by Landlord as security for the payment of any rentals and any other sums of money for which Tenant shall become liable to Landlord under this Lease, and for the faithful performance by Tenant of all other obligations hereunder. Under no circumstances may Tenant deem or seek to use the security deposit as payment for the rent or other sums due hereunder. Said security deposit (less any sums expended by Landlord to cure Tenant’s default), shall be returned to Tenant within sixty (60) days after the later to occur of (i) the expiration or sooner termination of the Term or (ii) Tenant’s surrender of possession of the Premises to Landlord in accordance with the terms of the Lease. Landlord shall not be required to keep the security deposit separate from its other accounts and no trust relationship is created with respect to the security deposit. Tenant shall not be entitled to interest on the security deposit. The security deposit may be used in whole or in part, by Landlord from time to time, to make any payments due to it from Tenant or to cure any default of Tenant hereunder, but such use shall not waive or release Tenant from any liability or obligation of Tenant under this Lease. If Landlord uses any portion of the security deposit, Tenant shall within ten (10) days after written demand by Landlord, promptly reimburse Landlord for the amount so used. In the event of a sale of the Shopping Center, Landlord may transfer the security deposit to the purchaser, and Landlord shall be released from any liability for the security deposit.
8. MINIMUM GUARANTEED RENT.
     In consideration of the demise and leasing of the Premises, Tenant covenants and agrees to pay Landlord, without demand, commencing on Rent Commencement (as hereinafter defined), Minimum Guaranteed Rent in the amounts set forth in Paragraph 4 of the Addendum to Lease, with no offsets, deductions or abatement, except as otherwise provided herein, which Minimum Guaranteed Rent shall be paid in equal monthly payments as more particularly set forth in Paragraph 4 of the Addendum to Lease, on or before the first day of each calendar month, in advance, at the address set forth in Paragraph 43 of the Lease for Landlord or at such other place as shall be designated in writing to Tenant by Landlord. If the Lease Commencement or Lease Termination is a date other than the first or last day of the month, then the Minimum Guaranteed Rent and all other payments provided for under this Lease for any such partial period shall be computed and pro-rated on a daily basis.
9. INTENTIONALLY DELETED.
10. INTENTIONALLY DELETED.

11. REAL ESTATE TAXES; INSURANCE; COMMON AREA MAINTENANCE.
     In addition to the Minimum Guaranteed Rent payable under this Lease, Tenant shall pay, commencing on Rent Commencement, and as additional rent, a proportionate share as set forth below, of the real estate taxes, sewer taxes and/or charges, school taxes, general or special assessments, front foot benefit charges, solid waste charges and other such taxes levied or assessed directly upon Landlord as, or in substitution (in whole or in part) of real estate property taxes or charges upon the land, building and improvements constituting that portion of the Shopping Center now or hereafter owned by Landlord (herein referred to as “real estate taxes”). Tenant shall pay Landlord 2.0161 percent of the amount of such real estate taxes, which percentage represents Tenant’s agreed share of such taxes based on the current proportion the square footage of the Premises bears to the total leasable square footage of the Shopping Center now owned by Landlord. Throughout the Term of the Lease (including any renewal term) Tenant shall pay to Landlord Tenant’s agreed share of such real estate taxes in equal monthly payments of estimated real estate taxes based on the prior year’s or, if ascertainable, the current year’s actual or budgeted real estate taxes. An appropriate proration of real estate taxes shall be made as of the commencement and expiration of the Lease. Tenant shall be responsible for any taxes assessed against Tenant’s personal property. Tenant shall also be responsible for payment to Landlord, within ten (10) days after demand therefor, of the rental income or gross receipts taxes levied on the Minimum Guaranteed Rent and all additional rent payable under this Lease. If Landlord undertakes action to reduce the tax assessment for the Shopping Center, Tenant’s agreed share of the real estate taxes shall include the reasonable fees and costs incurred by Landlord in contesting the assessment. Current real estate taxes for the Shopping Center are estimated to be $147,847.68 and Tenant’s agreed share equates to $248.40 per month.
     For the purposes of this Lease, the calculation of Tenant’s agreed share of real estate taxes for any particular calendar year shall be based on the taxes actually due and payable in accordance with applicable law during such calendar year even though such taxes may relate to a different period of time (such as tax authority’s fiscal year). [For example, as of the date of this Lease, general real estate taxes in the State of Maryland are payable on or before September 30 of each year with respect to the fiscal period beginning on the immediately preceding July 1 and ending on the immediately succeeding June 30. In such case, for all purposes of the Lease, real estate taxes for calendar year “X” refers to the taxes due and payable on September 30 of such calendar year even though the same relate in part both to such calendar year and the succeeding calendar year.]
     Tenant shall also pay, commencing on Rent Commencement and as additional rent, a proportionate share as set forth below, of Landlord’s cost of obtaining public liability, casualty and extended coverage insurance for the Shopping Center (herein referred to as “insurance costs”). The insurance costs shall also include an administration fee for the supervision and administration of such insurance in an amount equal to fifteen (15%) of the total insurance costs. Tenant shall pay Landlord 2.0161 percent of the amount of such insurance costs, which percentage represents Tenant’s agreed share of such insurance costs based on the current proportion the square footage of the Premises bears to the total leasable square footage of the Shopping Center now owned by Landlord. Throughout the term of the Lease (including any renewal term) Tenant shall pay to Landlord its agreed share of such insurance costs in equal monthly payments of estimated insurance costs based on the prior year’s or, if ascertainable, the current year’s actual or budgeted insurance costs. An appropriate proration of insurance costs shall be made as of the commencement and expiration of the Lease. Current insurance costs for the Shopping Center are estimated to be $16,070.40 and Tenant’s agreed share equates to $27.00 per month.
     Tenant shall also pay, commencing on Rent Commencement and as additional rent, a proportionate share as set forth below, of Landlord’s cost of maintaining the common areas of the Shopping Center (herein “common area expenses”). Tenant shall pay Landlord 2.0161 percent of the amount of such common area expenses, which percentage represents Tenant’s agreed share of such common area expenses based on the current proportion the square footage of the Premises bears to the total leasable square footage of the Shopping Center now owned by Landlord. Throughout the Term of the Lease (including any renewal term) Tenant shall pay to Landlord its agreed share of such common area expenses in equal monthly payments of estimated common area expenses based on the prior year’s actual or, if available, the current years budgeted common area expenses. An appropriate proration of common area expenses shall be made as of the commencement and expiration of the Lease. Common area expenses shall include all costs incurred by Landlord for (a) the operation, equipping, cleaning, maintenance, repair and replacement of all common areas, parking lots, exterior lighting and signage, landscape, sidewalks, driveways, storm water management facilities, utility systems and other areas used in common by tenants of the Shopping Center, including reasonable reserves for such repairs and replacements,(b) security (including patrolling and policing) of all common areas, (c) painting, plumbing and sprinkler repairs, canopy repairs and replacement (if applicable), roof repairs and replacement, including reasonable reserves for such repairs and replacements, masonry repairs and pest control, (d) all utility charges incurred in operating the common areas of the Shopping Center, including charges for water and electricity usage, (e) decorations and promotions and (f) the supervision and administration of said common areas, including such fees as may be paid to a third party in connection with same and shall in any event include a fee to Landlord to supervise and administer same in an amount equal to fifteen (15%) percent of the total common area expenses. This provision shall not be construed to impose on Landlord any specific responsibility or obligation for maintenance of the common areas of the Shopping Center. Current common area expenses are estimated to be $496,575.36 and Tenant’s agreed share equates to $834.29 per month.
     Each calendar year, Landlord shall provide Tenant with a reconciliation of Tenant’s actual agreed share of real estate taxes, insurance costs, common area expenses, trash removal costs (if applicable) and water costs (if applicable) for the preceding calendar year and, at such time, shall adjust the aforementioned monthly estimated payments for the then current calendar year. If, on the basis of such annual reconciliation, it is determined that estimated payments made by Tenant for said preceding calendar year were less than Tenant’s actual agreed share, then Tenant shall pay to Landlord, as additional rent, such deficiency (plus any amounts due as a result of the adjustment to the monthly estimated payments for the elapsed portion of the then current calendar year) within thirty (30) days of billing. If, however, the estimated payments made by Tenant were more than Tenant’s actual agreed share, then Landlord shall apply such overage (plus any amounts due as a result of the adjustment to monthly estimated payments for the elapsed portion of the then current calendar year) toward Tenant’s agreed share of real estate taxes, insurance costs, common area expenses, trash removal costs (if applicable) and water costs (if applicable) next due. In the event this Lease commences or terminates on a date other than the first day of a calendar year, the amounts due from Tenant pursuant to this Paragraph 11 of this Lease shall be a proportionate share of the expenses incurred during the entire calendar year.

     Tenant’s agreed share of real estate taxes, insurance costs, common area expenses, trash removal costs (if applicable) and water costs (if applicable) may change during the Term if portions of the Shopping Center (other than the Premises) are removed, if additions are made to the Shopping Center or for other various reasons. Landlord shall notify Tenant in writing of any change in Tenant’s agreed share.
12. CHARGE TO TENANT FOR LATE PAYMENT.
     Monthly payments of Minimum Guaranteed Rent and all items of additional rent are due and payable on the first day of each calendar month of the Term. In the event a payment is not received by Landlord on or before the 7th day of the month in which said payment is due (including, without limitation, amounts due pursuant to a reconciliation or certain items of additional rent), then Tenant agrees to pay to Landlord, upon demand, a late charge fee (to cover Landlord’s additional costs and effort in processing such payment) of one hundred fifty dollars ($150.00) for each such late payment, plus interest at the rate of twelve percent (12%) (or, the maximum legal rate, if less) per annum (360 days) on the unpaid amount from the date said payment was due until the date the payment is received by Landlord, plus reimbursement to Landlord of any bank charges for Tenant’s checks returned due to insufficient funds. All other sums payable to Landlord under this Lease (including the security deposit) shall also be deemed additional rent and collectible as such, and if paid after the due date thereof, shall be paid together with interest accruing from the due date until paid at the rate of twelve percent (12%) (or, the maximum legal rate, if less) per annum (360 days). Unless otherwise specifically provided, all payments of additional rent shall be due ten (10) days after written demand therefor. Landlord shall be entitled to reimbursement for any and all reasonable attorneys’ fees and court costs incurred for collection of delinquent rent or other sums due Landlord. The provisions set forth herein are cumulative and shall in no way restrict other remedies available to Landlord in the event of Tenant’s default as provided for under this Lease. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant’s bank for insufficient funds, Tenant agrees that all checks for Minimum Guaranteed Rent and all other sums due under the Lease thereafter shall be bank certified or cashier’s and that Landlord shall not be required to accept checks except in such form. In the event Tenant shall fail to remit any payment when due twice within any twelve (12) consecutive calendar month period, Landlord may request current financial information from Tenant, and Tenant hereby agrees to provide, within twenty (20) days following Tenant’s receipt of Landlord’s request therefor, its then most current financial information (but in no event dated more than ninety (90) days prior to the date of Landlord’s request for such information) and such financial information shall include a balance sheet and an income statement.
13. UTILITIES.
     Tenant shall, at its own cost and expense, pay promptly all charges when due for water, telephone, electricity, heat, gas, sewer charges, and any other utility charges rendered or furnished to the Premises or incurred by Tenant in its use and occupancy thereof. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all utilities which are jointly metered with other premises at the Shopping Center. If water charges are not separately metered to Tenant, Tenant may, at its option, install, at its own cost and expense, a submeter in the Premises in order to accurately determine the amount of water consumed by Tenant in the Premises. Tenant shall pay, commencing on Lease Commencement and as additional rent, in equal monthly installments, estimated water charges based on the Landlord’s reasonable determination of Tenant’s usage of water, which charges are currently estimated to be $15.00 per month. Tenant agrees that the plumbing facilities shall not be used by Tenant, Tenant’s employees, agents, customers, invitees or licensees for any other purpose than that for which they were intended, and no foreign substance of any kind shall be thrown or deposited therein, and the expense of curing and repairing any breakage, stoppage or damage resulting from a violation of this provision shall be paid by Tenant immediately upon demand by Landlord. Tenant shall use reasonable diligence in the conservation of all utilities.
14. INSURANCE RATE INCREASE.
     Landlord shall be responsible for procuring fire and extended coverage and public liability insurance for the Shopping Center (excluding insurance on Tenant’s inventory, furniture, improvements and fixtures). An increase in insurance rates attributable to Tenant’s conduct, acts or failure to act, whether negligent or otherwise, shall be assessed directly to Tenant. Said assessment shall be due and payable to Landlord ten (10) days after receipt by Tenant of written demand therefor. Landlord’s insurer or insurance broker shall be responsible for determining the cause of any increase in insurance premiums.
15. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE; OTHER INSURANCE.
     Tenant shall keep in full force and effect during the Term, at Tenant’s expense, a policy of comprehensive public liability insurance and property damage insurance with respect to the Premises and the business operated by Tenant, and/or any sub-tenant or assignee of Tenant in the Premises, which policy (and insurance carrier) shall have an A.M. Best rating of at least “A”, shall name Landlord, Landlord’s agent (which as of the date hereof is Nellis Corporation) and Landlord’s general partner (which as of the date hereof is NC Associates Corporation) as additional insureds, and shall have limits of liability not less than one million dollars ($1,000,000) combined single limit coverage for public liability and for property damage. The policy shall cover losses, injuries, death and damage occurring in the Premises and on the immediately adjacent sidewalks. If Tenant sells, serves or distributes alcoholic beverages in or on the Premises, then such public liability insurance shall include, at the same minimum limits of liability set forth herein, Liquor Legal Liability coverage. Landlord may require reasonable increases in and additions to coverage during the Term if so advised by Landlord’s insurance agent and such endorsements as are commercially reasonable.

     Tenant shall keep in full force and effect during the Term, at Tenant’s expense, insurance policies for fire and extended coverage, malicious mischief, vandalism and plate glass damage in amounts at least equal to the full replacement cost of Tenant’s improvements, fixtures, goods, wares and other property in or about the Premises.
     Tenant shall maintain such other insurance coverage (i.e., worker’s compensation, business interruption, pollution liability, dram shop) as Landlord may reasonably require. Tenant shall furnish Landlord prior to Lease Commencement with a certificate or certificates of insurance or other acceptable evidence that all insurance required under this Paragraph 15 of the Lease is in full force and effect. Renewal certificate(s) shall be provided to Landlord at least thirty (30) days prior to expiration of any policy. The insurance policy or policies shall contain a clause not allowing cancellation or alteration in coverage except upon at least ten (10) days prior written notice to Landlord. If the original certificate(s) or renewal certificate(s) are not received by Landlord when due, then, in addition to all other remedies of Landlord, Tenant shall pay to Landlord upon demand the same late charge fee assessed for late payment of Minimum Guaranteed Rent.
     Landlord hereby waives it right of recovery against Tenant for any loss insured by fire, casualty, extended coverage, public liability and other property insurance policies existing for the benefit of Landlord. Tenant hereby waives its right of recovery against Landlord, Landlord’s agent (which as of the date hereof is Nellis Corporation) and Landlord’s general partner (which as of the date hereof is NC Associates Corporation) for any loss insured by fire, casualty, extended coverage, public liability and other property insurance policies existing for the benefit of Tenant. Landlord and Tenant shall each apply to their insurer to obtain waivers of subrogation as set forth herein.
16. LIMITATION OF LANDLORD’S LIABILITY.
     Except in the case of the gross negligence or willful misconduct of Landlord, Landlord’s general partner, or Landlord’s agent, or each of the foregoing’s respective partners, officers, directors, agents, employees or contractors (each of the foregoing, individually, a “Landlord Party”), and to the maximum extent permitted by law, a Landlord Party shall not be liable for any loss, damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s agents, employees, invitees, customers, contractors or any other person in or about the Premises, whether such loss, damage or injury is caused by or results from: (a) theft, fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, the Shopping Center roof, sprinklers, wires, appliances, plumbing, heating, air conditioning, lighting or electrical fixtures or any other causes; (c) interruption or failure in the supply of any utilities to the Premises; (d) conditions arising in or about the Premises or upon the immediately adjacent sidewalks; or (e) any act or omission of any other tenant of the Shopping Center. The gross negligence or willful misconduct of a Landlord Party shall not affect the liability of any other Landlord Party.
17. OPERATION OF PREMISES.
     Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance or governmental regulation or order, which interferes with the rights of other tenants in the Shopping Center, which constitutes a nuisance or waste, which permits any objectionable or unpleasant odors or noise to emanate from the Premises, which is immoral or offensive, which is inconsistent with the uses permitted in Paragraph 4 of the Lease, or which in any manner involves dangerous, hazardous or toxic substances (as defined in Paragraph 18 of the Lease). Tenant shall not offer for sale any immoral or offensive material. Tenant will not, without the prior written consent of Landlord, place or maintain any merchandise or other articles in any vestibule or entry of the Premises, on the sidewalks adjacent thereto or elsewhere on the exterior of the Premises or in the common areas.
18. EXTRA HAZARDS.
     Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which shall contravene Landlord’s policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability), increase the premium for such policies or prevent Landlord from procuring such policies in companies acceptable to Landlord. Tenant shall comply with all requests and recommendations of insurance underwriters of the Shopping Center.
     The term “Hazardous Substances”, as used in this Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use or storage of which is restricted, prohibited, regulated or penalized by any “Environmental Law”, which term shall mean any federal, state or local law or ordinance relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substances,; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and (vi) Tenant will not permit any Hazardous Substances to be brought into the Premises. If any such Hazardous Substance is brought or found located in or on the Premises, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures to be diligently undertaken in accordance with all Environmental Laws, by Tenant, at Tenant’s sole expense. If at any time during or after the term of this Lease, the Premises are found to be so contaminated or subject to said conditions, or if Tenant shall, by act or omission, breach any of its obligations under this Paragraph 18 of the Lease, then Tenant agrees to indemnify, defend and/or pay for such defense, and hold harmless Landlord from any and all claims, demands, actions, liabilities, causes, damages, losses and obligations of any nature (including, without limitation, attorneys’ fees and litigation costs) arising from or as a result thereof. The foregoing indemnification shall survive the expiration or earlier termination of this Lease.
19. DAMAGE TO PREMISES OR IMPROVEMENTS.

     Tenant will repair promptly at its own expense any damage to the Premises or to any improvements or installations within or without the Shopping Center, caused by bringing into the Premises any property for Tenant’s use, or by the installation or removal of such property, or caused by any act or failure to act, negligent or otherwise, by Tenant or Tenant’s agents, employees, invitees, customers, licensees or service contractors; and in default of such repairs by Tenant, Landlord may make the same and Tenant agrees to pay one hundred fifteen percent (115%) of the cost thereof to Landlord immediately upon receipt of Landlord’s demand therefor.
20. MAINTENANCE AND REPAIRS.
     Landlord shall keep the foundation, roof, and the structural portions of the exterior walls (excluding doors, windows, door and window frames, floors, glass, sprinkler system, lighting equipment and facilities, mechanical, electrical and plumbing systems and equipment, all of which shall be Tenant’s responsibility) of Tenant’s Premises in good repair, except that Landlord shall not be called on to make any such repairs caused by the act or failure to act, whether negligent or otherwise, of Tenant, its agents, invitees, customers, licensees, employees, or service contractors. Except as provided in this Paragraph 20 of the Lease, Landlord shall not be obligated to make any repairs, replacements or improvements of any kind upon the Premises, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the common areas of which Tenant has knowledge. Tenant, at its sole cost and expense, shall at all times maintain said Premises, its fixtures, equipment, systems, and utility lines (including any equipment, systems and/or utility lines located outside of the Premises which solely serve Tenant) in good condition and repair, and also in a clean, orderly, sanitary and safe condition, and also in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction. Tenant shall at its own cost and expense operate, maintain and repair the heating, air conditioning, ventilation and other equipment, and shall replace all or any portion of such equipment which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Term. Tenant shall cause the heating, air conditioning and ventilation equipment to be inspected and maintained by a qualified mechanic not less than twice annually during the Term and shall provide Landlord with satisfactory evidence of each such inspection within thirty (30) days after such inspection is conducted. If Tenant fails to provide Landlord with evidence of the inspection and maintenance of the heating, air conditioning and ventilation equipment as required hereinabove, Tenant shall pay to Landlord upon demand the same late charge fee assessed for late payment of Minimum Guaranteed Rent for each such failure. If Tenant serves or prepares food on the Premises, Tenant shall contract with a reputable firm for monthly pest control. Tenant, at its cost and expense, shall comply with all requirements of law, ordinances and otherwise, affecting the Premises and shall permit no waste, damage, or injury to said Premises. Tenant shall at its cost and expense replace any broken or cracked doors and plate or window glass (including any glass with holes) in the Premises with materials of like kind and quality. All maintenance, repairs and replacements shall be accomplished in a good and workmanlike manner. Tenant shall also initiate and carry out a program of regular maintenance and repair of the Premises, including, but not limited to, the painting or refinishing of all areas of the interior of the Premises and maintaining or replacing of all items on display used in the conduct of Tenant’s business, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition throughout the Term. If Tenant fails to maintain and repair as required herein, Landlord may, on ten (10) days prior notice (except no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant, without liability to Tenant for loss or damage that may accrue to Tenant’s merchandise, fixtures or other property, or to Tenant’s business, by reason or as result thereof. In such case, Tenant shall reimburse Landlord for one hundred fifteen percent (115%) of all costs incurred immediately upon receipt by Tenant of Landlord’s demand therefor. In order to coordinate services for tenants in the Shopping Center, Landlord may assume the responsibility for regularly maintaining and repairing Tenant’s heating and air conditioning and ventilation system, in which case Landlord shall use good faith efforts to provide such services at a cost equivalent to or lower than the cost Tenant would incur if it contracted for the services. Tenant shall reimburse Landlord for Tenant’s equitable share of the cost of such services within ten (10) days after Landlord’s demand therefor.
21. ALTERATIONS.
     Tenant shall be permitted, without Landlord’s consent, to make alterations, additions or improvements to the Premises so long as such alterations, additions or improvements (i) do not exceed $50,000.00 in the aggregate and (ii) do not, in any way, alter or affect the plumbing, mechanical, electrical, or sprinkler systems or the heating, air conditioning and ventilation equipment. Tenant shall not make any alterations, replacements, additions or improvements (including, without limitation, the installation of any antennas or aerials or the penetration through the roof for any purpose or any alterations to plumbing, mechanical or electrical systems) on or to the Premises that exceed $50,000.00 without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant’s request for Landlord’s consent shall be accompanied by plans and specifications, satisfactory to Landlord, covering all work to be performed. In no event shall Tenant make any alterations to the exterior facade of the Premises. Landlord may require Tenant to provide demolition and/or lien and completion bonds, insurance coverage and copies of all required permits. All alterations, replacements, additions or improvements will be accomplished at Tenant’s sole cost and expense, in a good and workmanlike manner and in conformity with all laws and regulations. All work performed by Tenant in the Premises shall be performed without interference with, or disruption to, the operations of Landlord or other tenants or occupants of the Shopping Center. Upon completion of the work, Tenant shall provide Landlord with proof of payment for all materials and labor.
22. MECHANIC’S LIEN.
     In the event a mechanic’s lien shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished at Tenant’s request or direction, then Tenant shall immediately cause the same to be bonded, or discharged of record and immediately provide evidence of such action to Landlord. If Tenant shall fail to cause such lien to be discharged within seven (7) days after being notified of the filing thereof, then, in addition to any other rights or remedies, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, and one hundred twenty percent (120%) of the amount so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord immediately upon receipt by Tenant of Landlord’s demand therefor.

23. TENANT’S SIGNS. See Paragraph 5 of the Addendum
     Tenant shall, at its expense, prior to opening for business in the Premises, install identifying signs above the Premises and, if applicable, under the overhang. Such signs shall be of the same type and color as the other tenant signs in the Shopping Center and be in conformance with the sign criteria attached hereto as Exhibit C to the Lease. Prior to the execution of this Lease, Landlord approved Tenant’s identifying sign as set forth on the attached Exhibit E. Tenant is responsible for getting any required permits and approvals for such signs. Tenant, at its sole cost and expense, shall keep Tenant’s sign(s) and the equipment that illuminates Tenant’s sign(s) in good condition and repair. Tenant shall be responsible at its expense promptly to replace burned out fluorescent bulbs that illuminate the sign above the Premises. All new signs (including any to be displayed in windows or doors for more than ten days) and any alteration or modification to existing signs must be first approved by Landlord and, if required, by any necessary governmental authority. Tenant shall be in default hereunder if Tenant installs a sign which has not been first approved by Landlord, and any sign installed without such prior written approval may be removed by Landlord at Tenant’s cost and expense. Prior to termination of the Lease, Tenant shall remove any identifying signs above the Premises or, if applicable, under the overhang or elsewhere at the Shopping Center, and repair, at Tenant’s expense, any damage to the Premises (or the Shopping Center) caused by the removal of any such signs.
24. USE AND MAINTENANCE OF PARKING AREAS.
     Landlord hereby grants to Tenant and Tenant’s invitees a non-exclusive right, during the Term, to use in common with others entitled to the use thereof, the parking area or areas of the Shopping Center. The parking area will be maintained by the Landlord. The manner in which such areas shall be maintained, and the expenditures therefor, shall be in the Landlord’s discretion, and the use of such areas and facilities shall be subject to such reasonable regulations as the Landlord shall make from time to time. Tenant and Tenant’s employees, salespersons, agents and subtenants shall not park their vehicles in the parking areas set forth on the attached Exhibit F. Tenant shall, upon five (5) days written notice from Landlord, provide to Landlord a list of license numbers of all of Tenant’s and its employees’ vehicles. Tenant agrees that if any vehicle owned by Tenant or any of its employees, salespersons, agents, or subtenants shall at any time be parked in any area set forth on Exhibit F, Tenant shall pay to Landlord as additional rent upon demand an amount equal to $25.00 per incident, and the Landlord shall have the right, without notice to Tenant, to tow the vehicle at Tenant’s expense. Tenant agrees that the parking spaces, fire lanes and the lanes in front of the Premises shall not be used for deliveries or the loading or unloading of trucks, except for armor car/truck pickups and deliveries. All deliveries and the loading and unloading of trucks (except for armor car/truck pickups and deliveries) shall occur from such entrances, exits and service lanes designated by Landlord in the rear of the Shopping Center. Tenant shall not use the common areas of the Shopping Center for any sales or display purposes or for any purpose which would impede or create hazardous conditions for the flow of pedestrian or other traffic, without Landlord’s prior written consent. Further, Tenant shall not distribute handbills or undertake any other advertising in the common areas.
25. SNOW AND TRASH REMOVAL.
     The Landlord is responsible for providing snow removal for the parking area and travel lanes. Snow and ice removal from the sidewalks and loading areas directly adjacent to the Premises and from the exterior store front surfaces of the Premises shall be the responsibility of Tenant and shall be accomplished at Tenant’s sole cost and expense. Tenant shall promptly remove snow and ice from such locations and shall use sand or salt whenever necessary. In order to coordinate services for tenants in the Shopping Center, Landlord may, at its option, assume responsibility for the disposal of trash from the Premises and for providing dumpsters at the Shopping Center. If Landlord elects to provide trash removal service for the tenants, then Tenant shall pay to Landlord, as additional rent, in equal monthly installments, its agreed share of the estimated trash removal costs (including, but not limited to a fee for the supervision and administration of such trash removal service in an amount equal to fifteen percent (15%) of the trash removal costs), which agreed share shall be calculated based on the proportion the square footage of the Premises bears to the total leasable square footage of the Shopping Center receiving trash removal service from Landlord (such payments shall be reconciled in the manner set forth in Paragraph 11 of this Lease). Tenant’s agreed share of trash removal costs are currently included in common area expenses. Tenant’s share may change as other tenants are included or removed from Landlord’s trash removal service. At any time, Landlord may require Tenant to arrange for its own dumpster and trash removal service. Landlord may, in its sole discretion, specify the size, number and location of garbage containers to be placed at the Shopping Center. Tenant shall not permit accumulations of garbage or refuse upon the parking or common areas adjacent to the Premises.
26. ACCESS.
     Landlord or Landlord’s agents may enter the Premises, following twenty-four (24) hours advance notice, during business hours (or at other times in the case of an emergency) to examine the Premises, show it to potential buyers, lenders or tenants and to make such alterations or improvements as Landlord deems necessary, provided that Landlord does not unreasonably, materially and adversely interfere with Tenant’s business. Landlord shall have the right beginning ninety (90) days before Lease Termination (or earlier termination of this Lease) to place a “For Rent” sign in the front window of the Premises. Landlord may erect scaffolding and other necessary structures for the purpose of repairing, altering or improving the Shopping Center, provided that the entrance to the Premises and the operation of Tenant’s business shall not be unreasonably interfered with.

27. OCCUPANCY.
     Tenant hereby covenants, warrants and represents that it shall open for business in the Premises within ninety (90) days after the Possession Date, time of the essence, and it will continuously conduct from the Premises the business stated herein, and shall keep the Premises open for business during the normal business hours of each and every business day as is customary for a business of like character in the general area of the Shopping Center (this being a material inducement for Landlord to enter into this Lease). Tenant shall conduct no distress sales, such as “going out of business”, fire or bankruptcy sales, on the Premises or elsewhere at the Shopping Center. At a minimum, Tenant shall be open for business (except for Federal Bank Holidays) Monday through Friday from 9:00 a.m. to 4:00 p.m. Tenant may not cease to operate its business from the Premises in the regular course for a period greater than fifteen (15) consecutive days, without Landlord’s prior written consent, which consent shall not be unreasonably withheld. If Tenant ceases to operate its business from the Premises for a period greater than fifteen (15) consecutive days (and such cessation is not due to a casualty), then, Landlord shall have the right to collect upon demand, in addition to Minimum Guaranteed Rent, additional rent and all other payments due from Tenant under the Lease, liquidated damages in an amount equal to One Hundred Fifty Percent (150%) of the per diem Minimum Guaranteed Rent for each and every day that such violation shall continue. Payment of such liquidated damages (i) shall be in addition to Minimum Guaranteed Rent, additional rent and all other payments due from Tenant under the Lease and (ii) is intended to be only a partial and temporary remedy for Landlord during the continuance of such violation (and therefore shall not relieve Tenant of any obligation under the Lease, excuse any such default or waive Landlord’s other remedies therefor). Specifically, such payments shall not prevent Landlord from obtaining mandatory injunctive relief against such violation.
28. DEFAULT.
     Tenant shall be in default under this Lease (i) if Tenant abandons or vacates the Premises, or refuses to take possession of the Premises, or (ii) if Tenant fails to make any payment of Minimum Guaranteed Rent, additional rent or any other sums due hereunder as and when the same is due and payable, and such failure continues without cure for a period of five (5) days after written notice thereof by Landlord to Tenant; provided, however, if Landlord has already given two (2) prior notices of default to Tenant in any calendar year, any subsequent failure of Tenant to make a payment of Minimum Guaranteed Rent, additional rent or any other sums within five (5) days after the same is due and payable shall be an incurable default hereunder, or (iii) if Tenant shall violate or be in default of any of the other covenants, agreements, stipulations or conditions herein set forth, and such violation or default shall continue without cure by Tenant for a period of fifteen (15) days after Tenant receives written notice of such violation or default (except however, in the event of an emergency, as reasonably determined by Landlord, such time period shall be shortened to immediately upon receipt of written notice of such violation or default); provided, however, that if more than fifteen (15) days are reasonably required to cure, Tenant shall not be deemed in default if Tenant commences such cure within the fifteen (15) day period and thereafter diligently prosecutes such cure to completion, or (iv) if Tenant or Tenant’s guarantor, if any, shall make an assignment for the benefit of creditors or shall be adjudicated a bankrupt, or (v) if any petition shall be filed by or against Tenant or Tenant’s guarantor, if any, in any bankruptcy, reorganization, insolvency or similar proceeding, and the petition shall be approved, or the court shall assume jurisdiction over the subject matter, or (vi) if a receiver or trustee be appointed for all or any portion of Tenant’s property, and such receivership or trusteeship shall not be vacated or set aside within thirty (30) days after the appointment of such receiver or trustee.
     If Tenant defaults under this Lease, Landlord shall have the option, in its sole and absolute discretion, to do the following: (a) maintain this Lease and Tenant’s right to possession in full force and effect; (b) declare this Lease terminated and said Term ended, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or termination; but notwithstanding such re-entry, Tenant shall remain liable to Landlord for any Minimum Guaranteed Rent, additional rent and other sums due or damages sustained prior thereto, and Tenant shall remain liable to pay the Minimum Guaranteed Rent, additional rent and other sums payable under this Lease, at the times herein stipulated for such payments, for the balance of the Term, less any amounts received by Landlord during such period from others to whom the Premises may be rented on such terms and conditions and at such rentals as Landlord in its sole and absolute discretion shall deem proper; it being further understood that Tenant will pay immediately upon demand, in addition to the other sums agreed to be paid hereunder, reasonable attorneys’ fees and other costs and damages incurred by Landlord to: re-enter and repossess the Premises, make good any defaults of Tenant, put the Premises in proper repair, make such alterations, decorations and paintings deemed necessary by Landlord (including an administration fee to Landlord of fifteen percent (15%) of such costs) and to re-let the Premises to a new tenant (including brokerage fees); it being further understood that Landlord may recover from Tenant the worth at the time of award of the net present value (discounted at 10% per annum) of the amount by which the unpaid Minimum Guaranteed Rent, additional rent and other sums due hereunder for the balance of the Lease Term exceeds the net present value (discounted at 10% per annum) of the amount of such loss for the same period that Tenant proves could be reasonably avoided; or (c) terminate Tenant’s right to possession of the Premises without terminating this Lease, in which case this Lease shall continue in full force and effect, but Landlord shall be entitled but not obligated to re-enter and re-let the Premises (such re-entering and re-letting to be in mitigation of damages, without diminishing Landlord’s right to recover unmitigated damages) with all the rights and remedies provided for in subparagraph (b) above without having the effect of terminating this Lease; and/or (d) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State where the Premises are located. If the Lease or Tenant’s right to possession under the Lease shall at any time be terminated under the terms and conditions of this Paragraph 28 of the Lease, or in any other way, Tenant hereby covenants and agrees to immediately surrender and deliver the Premises peaceably to Landlord. In addition, any reletting by Landlord shall not be construed as an election on the part of Landlord to terminate this Lease unless a notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any sums due upon such reletting. Landlord’s rights and remedies hereunder are cumulative. Any suit brought by Landlord to enforce the collection of a deficiency shall not prejudice Landlord’s right to enforce the collection for any further deficiency for a subsequent month(s).

     Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises, by reason of Tenant’s violation of any covenants or conditions in this Lease.
29. CASUALTY TO PREMISES. See Paragraph 6 of the Addendum
     Tenant shall immediately notify Landlord in writing of any damage to or destruction of the Premises or the Shopping Center (or any portion of the Premises or the Shopping Center). If the permanent improvements of the Premises shall be partially destroyed by fire, or other casualty, whereby the Premises shall be rendered untenantable only in part, Landlord shall cause the damage to be repaired (due allowance being made for settlement of insurance claims and delays resulting from governmental restrictions or controls, or other causes beyond Landlord’s control), and this Lease shall remain in full force and effect except that the Minimum Guaranteed Rent, real estate taxes, insurance costs and common area expenses payable by Tenant hereunder, shall be abated in proportion to that portion of the Premises rendered untenantable, until such portion of the Premises is restored. If by reason of said fire or other casualty the Premises shall be rendered wholly untenantable, or if the damage results from a cause not covered by Landlord’s fire and extended coverage insurance, or if the casualty occurs during the last twenty-four months of the Term or any extension thereof, Landlord shall have the option to either (a) cause such damage to be repaired, in which event this Lease shall remain in full force and effect except that the Minimum Guaranteed Rent, real estate taxes, insurance costs and common area expenses payable by Tenant hereunder shall be abated in proportion to that portion of the Premises rendered untenantable until said Premises are restored; or (b) terminate this Lease by providing Tenant with written notice thereof within sixty (60) days after the casualty, in which event this Lease and the tenancy hereby created shall cease as of the date of said damage or destruction; and the Minimum Guaranteed Rent and other payments due herein shall be adjusted equitably as of such date. In the event that twenty five percent (25%) or more of the rentable area of the Shopping Center is damaged or destroyed by fire or other casualty, notwithstanding that the Premises may be unaffected, Landlord may terminate this Lease by providing Tenant with written notice within sixty (60) days after the occurrence of the damage or destruction. Landlord’s obligation to repair any damage hereunder shall be limited to the proceeds actually received by Landlord from insurance coverage, and shall be limited to the basic building, store front (other than Tenant decoration or modification thereof), and interior structural work existing as of the date of Lease Commencement, and in no event shall include repair of any alterations, improvements, betterments or fixturing made by Tenant in or about the Premises. Tenant, after the occurrence of any such fire or other casualty shall, at its own cost and expense, promptly repair and restore the portion of the Premises Landlord is not obligated to restore, as well as Tenant’s fixtures, equipment and appurtenances. Tenant shall not be entitled to any abatement of rent in the event of a casualty if the damage is due to the negligence or willful misconduct of Tenant or its employees, agents, servants or invitees.
30. CONDEMNATION.
     In the event that any portion of the Premises shall be taken or condemned for public use, and this Lease is not terminated as hereinbelow provided, the Minimum Guaranteed Rent, real estate taxes, insurance costs and common area expenses provided for under this Lease shall be reduced in proportion to that portion of the Premises which is taken or condemned. However, in the event that all or a sufficient portion of the Premises shall be taken or condemned so as to render the Premises unsuitable for the Tenant’s business, either Tenant or Landlord may cancel and terminate this Lease by serving upon the other party a written notice of its intention to do so within sixty (60) days after the condemnation judgment shall be entered. Moreover, in the event that twenty-five percent (25%) or more of the Shopping Center (other than the Premises) or of the parking areas or other common areas shall be so taken (and adequate substitute parking area cannot be provided), Landlord or Tenant shall have the right to terminate this Lease by serving upon the other a written notice of its intention to do so within sixty (60) days after the condemnation judgment shall be entered. Tenant shall have no right or claim to any portion of Landlord’s condemnation award, and shall have no right or claim against Landlord based on the condemnation of the store unit or the improvements thereto or of Tenant’s leasehold interest therein. Tenant hereby irrevocably and unconditionally assigns to Landlord any interest it may have in any condemnation award made to Landlord. Notwithstanding the foregoing, Tenant shall have the right to collect and pursue any separate award as may be available under local procedure for moving expenses, Tenant’s property, or Tenant’s build-out expenses if such condemnation occurs during the first five (5) years after Rent Commencement, so long as such award does not reduce the award otherwise belonging to Landlord as aforesaid. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the taking, except that Landlord shall not be obligated to repair damage if the condemnation award is not sufficient to pay for such repair.
31. TERMINATION.
     Upon the expiration or earlier termination for any reason of this Lease, Tenant will quit and surrender the Premises, without the necessity of any notice from Landlord, and Tenant hereby waives notice to vacate said Premises, and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of said Premises from a Tenant holding over to the same extent as if statutory notice had been given. Tenant shall reimburse Landlord for all damages and costs incurred by Landlord from any delay by Tenant in vacating the Premises. Tenant will quit and surrender said Premises and Landlord’s equipment and fixtures in at least as good a state and condition as they were when the Premises were first occupied by Tenant, and all plumbing, electrical (including light bulbs and ballasts) and mechanical systems and equipment shall be returned in good working order and repair. Upon the expiration or earlier termination of this Lease, Tenant shall not be released from any of Tenant’s indemnities under this Lease (including, without limitation, the indemnities made in Paragraph 5, Paragraph 18, this Paragraph 31, Paragraph 37 and Paragraph 46 of this Lease) or from liability for any violations of laws or environmental contamination caused by Tenant during the Term. All alterations, erections or improvements on said Premises at the expiration or earlier termination of this Lease, except only such furniture, fixtures, and equipment removable by Tenant pursuant to Paragraph 32 of this Lease, shall become a part of the Premises and shall remain upon and be surrendered with said Premises as a part thereof at the expiration or earlier termination of this Lease, unless Landlord notifies Tenant, on or before that date which is sixty (60) days after the expiration or earlier termination of this Lease, that said alterations, erections or improvements should be removed by Tenant, in which event Tenant shall do so at its own cost and expense and shall repair any damage resulting therefrom.

Tenant shall return to Landlord all keys for any locks to or in the Premises immediately upon surrender of the Premises. An appropriate proration of additional rent and other sums payable hereunder shall be made at the expiration or earlier termination of this Lease or at such other times thereafter as the actual amount of such additional rent or other sums may be determined.
32. TENANT’S FIXTURES.
     All trade fixtures, equipment and signage owned by Tenant and installed in the Premises by Tenant (unless such fixtures or equipment were installed as a replacement for fixtures or equipment in the Premises as of the date the Premises were first occupied by Tenant) shall remain the property of Tenant and shall be removable from time to time or upon the expiration or earlier termination of this Lease, provided such removal can be done without causing material damage to the Premises and, provided further, that Tenant shall not at any time be in default under any covenant or agreement contained herein; and if in default, Landlord shall have a lien on said furniture, fixtures and equipment as security against loss or damage resulting from any such default by Tenant and said furniture, fixtures and equipment shall not be removable by Tenant until such default is cured. Tenant hereby agrees to execute such instruments as Landlord deems reasonably necessary to perfect the security interest hereby created or any instrument to be filed as a financing statement. Prior to termination of the Lease, Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any furniture, fixtures or equipment. If Tenant fails to make such repairs, Tenant agrees to pay Landlord one hundred fifteen percent (115%) of the cost incurred by Landlord (or estimated cost) for such repairs.
33. HOLDING OVER.
     In the event the Tenant remains in possession of the Premises upon the expiration or earlier termination of this Lease, Tenant shall be occupying the Premises as a Tenant from month-to-month, subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Minimum Guaranteed Rent during any such hold-over period (and/or during any period that Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease when rent is ultimately deemed to be due) shall be one hundred and fifty percent (150%) of the Minimum Guaranteed Rent in effect during the last full month of the Lease preceding expiration or earlier termination.
34. SUBORDINATION.
     Tenant agrees that this Lease is and shall be subject and subordinate to any mortgages or trust deeds that may now exist or hereafter be placed upon the Shopping Center and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, and Tenant shall attorn to any purchaser of the Shopping Center in a foreclosure or sale in lieu of foreclosure, provided Tenant’s right to quiet possession of the Premises is not disturbed if Tenant is not in default under this Lease. The foregoing sentence is self-operative; however, Tenant agrees to execute, acknowledge and deliver, to Landlord, upon five (5) days request by Landlord, such instruments as Landlord may request confirming such subordination. In the event any mortgagee or trustee elects to have the Lease a prior lien to its mortgage or deed of trust, then and in such an event, upon such mortgagee or trustee notifying Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or trust deed, whether or not this Lease is dated prior to or subsequent to the date of said mortgage or trust deed. In the event any lender requires as a condition of a loan secured by the Shopping Center that any amendments be made to this Lease which shall not require Tenant to make any additional payments or otherwise materially change the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord’s request, execute and deliver appropriate instruments effecting such amendments.

35. ASSIGNMENT AND SUBLEASE.
     Tenant shall not assign this Lease nor sublet the Premises (nor enter into any management or similar contract which provides for a direct or indirect transfer of operating control over the business operated in the Premises), without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall provide Landlord with all documentation related to a proposed sublease or assignment at least thirty (30) days prior to the anticipated date of the sublease or assignment and shall forward, to Landlord, a non-refundable sublease/assignment consideration fee of two thousand five hundred and no/100 dollars ($2,500.00) with such documentation. In granting or withholding its consent to a sublease or assignment, Landlord may consider, inter alia, the financial condition and reputation of the proposed assignee or sublessee, the effect of the proposed business on the existing tenant mix, the likely magnitude of additional customer traffic the proposed business would bring into the Shopping Center and the benefit such traffic would provide to the other stores in the Shopping Center as well as the impact such traffic would have on the availability of parking in the Shopping Center. Landlord shall not be obligated to consent to any sublease or assignment which is not consistent with the uses permitted in Paragraph 4 of this Lease, which will violate any use exclusives contained in other leases within the Shopping Center, which will compete with the primary business of any other tenant in the Shopping Center as of the date of such assignment or which will violate any other document relating to the Shopping Center. Landlord may require an additional or different Percentage Rent as a condition to approval of any subtenant or assignee of this Lease. Under no circumstances shall Tenant assign less than the entire Lease or sublease less than the entire Premises. Any assignment or subletting approved by Landlord shall not release or discharge any obligation or liability of Tenant under this Lease. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant or Tenant’s transferee without pursuing or waiving any remedies against the other. The term “assignment” includes any transfer (by operation of law or otherwise) of this Lease, any transfer of effective control of Tenant’s business, any transfer of effective control or ownership of Tenant if Tenant is a corporation, partnership or other entity and any sale of all or a substantial part of Tenant’s assets or the assets owned or used by Tenant in the operation of Tenant’s business on the Premises. However, Landlord cannot withhold its consent to an assignment of the Lease to an entity (i) purchasing all or the majority of the stock in Old Line Bank or (ii) with which Tenant or into which Tenant has merged, provided that in any of the events listed in subparagraph (i) and/or (ii) hereinabove, the tangible net worth of the successor entity at the time of the assignment is equal to or greater than the tangible net worth of the assigning entity as of that date which is one (1) year prior to the date of the assignment. The term “sublet” shall be deemed to include the granting of licenses, concessions, and any other rights of occupancy of any portion of the Premises. In the event Landlord consents to an assignment or sublease, Landlord shall be entitled to 75% of any and all funds paid to Tenant as consideration for the assignment of this Lease or for the subletting of the Premises (in excess of the Minimum Guaranteed Rent), regardless of whether such funds are paid in a lump sum or on a periodic basis. Tenant shall provide Landlord with evidence or a certification reasonably acceptable to Landlord of the amount or absence of consideration paid for a sublease or assignment. Tenant shall not, either voluntarily or by operation of law, mortgage, pledge, hypothecate or encumber this Lease nor allow any other person (other than employees of Tenant) to occupy or use the Premises or any portion thereof. Any assignment or subletting without Landlord’s consent shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted assignment or subletting shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. The acceptance by Landlord of the payment of Minimum Guaranteed Rent or any other payment due under this Lease following any assignment or subletting prohibited by this Paragraph 35 of the Lease shall not be deemed to be a consent by Landlord to any such assignment or subletting, an acceptance of the sublessee or assignee as a tenant, a release of Tenant from the performance of any covenants herein contained, or a waiver by Landlord of any remedy of Landlord under this Lease, although amounts actually received shall be credited by Landlord against Tenant’s monetary obligations under this Lease.
36. INTENTIONALLY DELETED.
37. INDEMNITY.
     Tenant shall indemnify each Landlord Party against, and hold each Landlord Party harmless from, any and all costs, claims or liability (including, but not limited to, costs, claims and liabilities incurred directly by each Landlord Party and/or relating to the property of each Landlord Party) arising from: (a) Tenant’s use of the Premises and the immediately adjacent sidewalks or loading areas; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant’s obligations under this Lease; and (d) other acts or omissions of Tenant, its employees, agents, patrons or other invitees. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to person in or about the Premises and the immediately adjacent sidewalks or loading areas arising from any cause, and Tenant hereby waives all claims in respect thereof against each Landlord Party except for any claim arising out of a Landlord Party’s (as applicable) gross negligence or willful misconduct. The gross negligence and/or willful misconduct of a Landlord Party shall have no affect on the indemnification of another Landlord Party. Tenant shall reimburse Landlord, upon demand, for any costs or expenses, including reasonable legal fees, incurred by Landlord in connection with any default of Tenant under this Lease, whether or not suit is commenced. Landlord shall indemnify Tenant against, and hold Tenant harmless from, any and all costs, claims or liability arising from: (a) Landlord’s negligent maintenance of the common area (except for any claim arising out of the acts or omissions of Tenant, its employees, agents and/or contractors); (b) any breach or default in the performance of Landlord’s obligations under this Lease; and (c) other negligent acts or omissions of Landlord, its employees, management agent, patrons or other invitees. Landlord shall not indemnify Tenant for Tenant’s negligence and/or willful misconduct.
38. QUIET ENJOYMENT.
     Landlord hereby warrants that it has title to the Premises or other indicia of ownership, giving the Landlord and no other person or corporation the right to lease said Premises. Tenant shall have the peaceful and quiet use and possession of said Premises without hindrance on the part of the Landlord, provided Tenant is not in default of any provision of this Lease.

39. ESTOPPEL CERTIFICATES.
     Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed or waived (or if they have been changed or waived, stating how they have been changed or waived); (ii) that this Lease is in full force and effect and has not been canceled or terminated; (iii) that the Lease has not been assigned by Tenant and the Premises have not been subleased (or if an assignment or sublease has occurred, stating the name of the assignee or sublessee and the terms and duration of the sublease or assignment); (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other items as Landlord or any lender or prospective purchaser reasonably requests. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Shopping Center. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.
     Provided Landlord has complied with the notice provisions set forth in Paragraph 43, the failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Paragraph 39 of the Lease within ten (10) days after Landlord’s request shall constitute an acknowledgment by Tenant which may be relied upon by any prospective purchaser or encumbrancer of the Shopping Center that (i) except as set forth by Landlord, this Lease has not been assigned, amended, changed or modified and is in full force and effect and (ii) that the Minimum Guaranteed Rent, Percentage Rent, additional rent and other sums due hereunder have been duly and fully paid through the date set forth by Landlord. Failure to produce a statement pursuant to this Paragraph 39 of the Lease shall constitute, as to any persons entitled to rely on such statements, a waiver of any defaults by Landlord and of any and all defenses or offsets against the enforcement of this Lease by Landlord which may exist prior to the date of the written request, and shall entitle Landlord, at its option, to declare Tenant in default under the Lease.
40. JOINT AND SEVERAL LIABILITY.
     All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.
41. MISCELLANEOUS.
     It is understood and agreed that this Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties hereto. The conditions and agreements contained herein are binding on, and may be legally enforced by the parties hereto, their heirs, executors, administrators, successors and assigns, subject to the provisions hereof regarding assignment of this Lease or subletting of the Premises by Tenant. The headings, titles and captions contained herein are for convenience and reference only, and shall not be deemed to explain, modify, amplify, expand, limit or define the terms and provisions of this Lease. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, licensees, employees, contractors, invitees, successors, subtenants, assigns, or others using the Premises with Tenant’s consent. Tenant agrees that all provisions herein relating to notice to Tenant shall supersede, to the extent permitted by law, any statutory or judicially required notice. Time shall be of the essence for the performance of all agreements and obligations hereunder. If any terms or provisions of this Lease or the application thereof shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever, it being understood and acknowledged by Tenant that Tenant’s only recourse is to seek an independent action against Landlord. Any payment by Tenant of a lesser amount than that due under the Lease shall be treated as a payment on account. In the event that any check for a lesser amount than that due bears an endorsement or statement, or is accompanied by a letter stating, that such lesser amount constitutes “payment in full” (or terms of similar import), Landlord’s acceptance thereof shall not be an accord and satisfaction, and such statement shall be given no effect. Landlord may accept any such check without prejudice to any rights or remedies which Landlord may have against Tenant. No failure of Landlord to insist upon strict performance of any provision of this Lease, and no failure of Landlord to exercise any right, remedy or option hereby reserved shall be construed as a waiver for the future of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord of any act by Tenant requiring Landlord’s consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord’s consent or approval in the future of any similar act by Tenant. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by Landlord or Tenant, as the case may be. This Lease shall be governed and construed under the laws of the State where the Premises are located. Landlord and Tenant hereby waive trial by jury in any action, proceeding or claim brought by either against each other on any matter arising out of or connected with this Lease or Tenant’s use of the Premises.
42. RULES AND REGULATIONS; MERCHANTS’ ASSOCIATION.
     Tenant shall observe and comply with the non-discriminatory rules and regulations, set forth on attached Exhibit D, that Landlord shall from time to time promulgate and/or modify. Such rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to Tenant. Landlord shall not be responsible to Tenant for the non-performance of any said rules and regulations by any other tenants, but Landlord shall enforce all of said rules and regulations in a non-discriminatory manner.
     In the event a merchant’s association or similar organization is formed, Tenant hereby agrees to actively participate in Shopping Center advertising, marketing and promotions.

43. ADDRESS AND NOTICES.
     Until further notification in writing by Landlord to Tenant, all payments to Landlord called for herein shall be made payable to “AF Limited Partnership” and delivered to the following address:
AF Limited Partnership
c/o Nellis Corporation
6001 Montrose Road
Suite 600
Rockville, MD 20852
     All notices required under this Lease shall be in writing and deemed to be effective only (i) upon delivery, if delivered personally or if sent by Federal Express (or a comparable overnight carrier) or (ii) three (3) days after the date such notice is mailed if sent by registered or certified mail. All notices required under this Lease shall be sent to Landlord at the address set forth above, and to Tenant at the following address:

TENANT:	Old Line Bank c/o James W. Cornelsen 1525 Pointer Ridge Place Bowie, Md. 20716
44. ATTORNEYS’ FEES.
     In the event of any action or proceeding brought by either party against the other under this Lease, the substantially prevailing party shall be entitled to recover for the fees of its attorney in such action or proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable.

45. LANDLORD’S LIABILITY.
     Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder without cure for a period of twenty (20) days after written notice thereof is provided to Landlord and to any holder of a mortgage or deed of trust covering the Premises; provided, however, that if more than twenty (20) days are reasonably required to cure, Landlord shall not be deemed in default if Landlord commences such cure within the twenty (20) day period and thereafter diligently prosecutes such cure to completion. If Tenant claims that Landlord has breached any obligation and failed to cure such breach within the time frames set forth herein, then Tenant shall give any holder of a mortgage or deed of trust covering the Premises notice specifying the breach and permit such holder of a mortgage or deed of trust covering the Premises a reasonable opportunity (not less than sixty (60) days) to cure the breach. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default and Tenant’s remedies shall be limited to damages and/or injunction. In the event of any sale or other transfer of the Premises by Landlord, of which Landlord shall make a good faith effort to give notice to Tenant, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale or transfer; and the purchaser or transferee, as of such sale, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser or transferee, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. It is specifically understood and agreed that the liability of Landlord hereunder shall be limited solely to the Shopping Center; that no partner of Landlord (whether a general partner or a limited partner), nor any officer, director, agent or employee of Landlord shall be personally liable with respect to any claim arising out of or related to this Lease. Notwithstanding anything set forth in this Lease to the contrary, it is agreed that in no event shall Landlord and/or any of the other Landlord Parties be liable for any punitive and/or consequential damages relating in any way to the terms and conditions of this Lease.
46. BROKERS.
     Tenant warrants to Landlord that Tenant has not dealt with any brokers, finders or other parties who are or may be entitled to any commission or fee with respect to the Lease, except for Paraclete Realty, LLC and Commercial 100. Tenant shall indemnify and hold Landlord harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with any misstatement or misrepresentation made by Tenant pursuant to this Paragraph 46 of the Lease, including, without limitation, costs and attorneys’ fees incurred in the defense of any claim.
47. CHANGES TO THE SHOPPING CENTER.
     Exhibit A sets forth the general layout of the Shopping Center. Exhibit A is not and shall not be deemed Landlord’s representation or agreement that all or any part of the Shopping Center is, will be, or will continue to be, configured as indicated therein. Landlord reserves the right to determine all tenancies in the Shopping Center, and Tenant does not rely on, nor does Landlord represent, the tenancy of any specific tenant. Landlord shall have the right, at any time, to (i) make alterations or additions to, demolish all or any part of, the Shopping Center (including, without limitation, the common areas); (ii) build other buildings or improvements in or about the Shopping Center (including, without limitation, the common areas); and (iii) convey to others or withdraw portions of the Shopping Center (including, without limitation, the common areas), provided that all of the foregoing actions meet governmental codes.
     In the event Landlord improves, alters or modifies any portion of the exterior facade (including without limitation the exterior walls, roof line, soffit, fascia, signage, lighting, doors, windows, storefronts and adjacent sidewalks) of the Premises or the Shopping Center (hereinafter the “Renovation”), Landlord shall be entitled to replace Tenant’s storefront and Tenant shall be responsible for replacing, at its sole cost and expense, and to conform with new criteria adopted by Landlord as part of the Renovation, the sign face or lettering identifying Tenant’s business. Landlord shall install over the Premises a temporary sign banner on behalf of Tenant during the course of Renovation. It may be necessary to erect scaffolds or other construction equipment during any remodeling or other construction at the Shopping Center, but access to the Premises shall not be denied. Nothing in this Paragraph 47 of the Lease shall be construed as a representation that Landlord will be remodeling the Shopping Center and Landlord is under no obligation to ever do so.
48. FRANCHISE.
     If Tenant is a franchisee, Tenant shall provide Landlord with a copy of its franchise agreement prior to Lease Commencement. Tenant shall notify Landlord if it is declared in default under the franchise agreement and such default shall be deemed a default under Paragraph 28 of this Lease.
49. INTENTIONALLY DELETED.
50. NO OPTION.
     The submission of this Lease for examination does not constitute a reservation of or option for, the Premises, and this Lease shall become effective only upon execution by all parties hereto and delivery of a fully executed copy thereof to Landlord. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for fifteen (15) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant.

51. AUTHORITY.
     Each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the Shopping Center, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by any and all necessary or appropriate actions.
     IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement under their respective seals on the day and year first written above.
LANDLORD:
AF LIMITED PARTNERSHIP
(Tax I.D.# 52-1801823)

By:	NC Associates Corporation, General Partner

By:	/s/ Richard B. Toran	[SEAL]

Name: Richard B. Toran Title: Vice President
TENANT:
OLD LINE BANK
(Tax I.D. #                     ).

By:	/s/ James W. Cornelsen	[SEAL]

Name: James W. Cornelsen Title: President